June 12, 2000                                                      EXHIBIT 10.4



Vencor, Inc. and the Borrowers under the
   Existing DIP Credit Agreement referred to below
One Vencor Place
680 South Fourth Street
Louisville, KY 40202

Attention:     Edward Kuntz
               President and Chief Executive Officer

               Re: Amended and Restated Debtor-In-Possession Credit Agreement
                   ----------------------------------------------------------

Ladies and Gentlemen:

          Reference is made to that certain Debtor-In-Possession Credit Agreement dated as of September 13, 1999 (as heretofore amended, supplemented or otherwise modified, the "Existing DIP Credit Agreement"), by and among Vencor, Inc., a Delaware corporation ("Vencor"), and Vencor Operating, Inc., a Delaware corporation ("Vencor Opco"), each as debtor and debtor-in-possession, and each of Vencor's subsidiaries listed on the signature pages thereof, each as debtor and debtor-in-possession (each such subsidiary, Vencor and Vencor Opco individually referred to herein as a "Borrower" and, collectively, on a joint and several basis, as the "Borrowers"); the lenders party thereto (the "Existing DIP Lenders"); and Morgan Guaranty Trust Company of New York, as arranger, collateral agent and administrative agent for the Existing DIP Lenders, and as an issuing bank for letters of credit thereunder. Capitalized terms used herein without definition herein shall have the meanings assigned to such terms in the Existing DIP Credit Agreement.

          You have advised us that one or more of the Borrowers may become involved in an action, proceeding or contested matter (the commencement of any such action, proceeding or contested matter by any Ventas Company or any Vencor Company being a "Litigation Event") against one or more Ventas Companies with respect to the Master Leases or the spin-off of the Vencor Companies from the Ventas Companies. You have also advised us that, in order to finance the Borrowers' litigation expenses, working capital needs and other general corporate purposes if such a Litigation Event occurs, the Borrowers desire (i) to restructure the credit facilities available under the Existing DIP Credit Agreement to consist of two revolving loan facilities of $60,000,000 (the "Tranche A Facility") and $30,000,000 (the "Tranche B Facility") with a maturity date of one year, extendible to two years, with a sublimit for letters of credit of $15,000,000 (collectively, the "DIP Facility"), and (ii) to make certain other changes to the Existing DIP Credit Agreement.

          Each of Appaloosa Investment Limited Partnership I ("Appaloosa"), Ableco Finance LLC ("Ableco"), and Franklin Mutual Advisers LLC ("Franklin Mutual") (each, together with Van Kampen Prime Rate Income Trust, Van Kampen Senior Floating Rate Fund and Van Kampen Senior Income Trust (collectively, "Van Kampen"), being referred to herein as an "Underwriting Lender") is pleased to confirm its commitment to provide $16 million of the Tranche A Facility and $8 million of the Tranche B Facility; Van Kampen Senior Floating Rate Fund is pleased to confirm its commitment to provide $2.333 million of the Tranche A Facility and $1.167 million of the Tranche B Facility; Van Kampen Prime Rate Income Trust is pleased to confirm its commitment to provide $6.667 million of the Tranche A Facility and $3.333 million of the Tranche B Facility; and Van Kampen Senior Income Trust is pleased to confirm its commitment to provide $3.0 million of the Tranche A Facility and $1.5 million of the Tranche B Facility; in each case on the terms and subject to the conditions contained in this letter and the attached Annex A. Each of the Underwriting Lenders reserves the right to arrange for other banks and financial institutions meeting the criteria for being an Eligible Assignee (as defined in the Existing DIP Credit Agreement) to provide a portion of its share of the DIP Facility; provided that the commitments of the Underwriting Lenders shall be reduced ratably by the commitments allocated to those institutions executing and delivering counterparts hereto in the form of Annex B attached hereto. Morgan Guaranty Trust Company of New York will act as arranger for the Lenders (in such capacity, the "Arranger"), Morgan Guaranty Trust Company of New York will act as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), and Morgan Guaranty Trust Company of New York will act as administrative agent for the Lenders (in such capacity, the "Administrative Agent"; collectively, the Arranger, the Syndication Agent and the Administrative Agent are the "Agents"). Certain of the terms of each of the DIP Facility are set forth in the Summary Term Sheet attached hereto as Annex A (the "Term Sheet").
                              -------

          Our commitments are subject, in our respective reasonable discretion, to the following conditions: (i) the continued accuracy in all material respects of all written information, other than Projections (as defined below), which has been or is hereafter made available to us or the Existing DIP Lenders or any of their representatives by Vencor or its representatives in connection with the transactions contemplated hereby (the "Information"), and (ii) there shall not have been any adverse change in the condition (financial or otherwise), results of operations, business or prospects of Vencor and its Consolidated Subsidiaries, taken as a whole, which any of Appaloosa, Ableco, Franklin Mutual or Van Kampen, in its judgment, deems material. Our commitments are also subject, in our respective reasonable discretion, to the satisfactory negotiation, execution and delivery an amended and restated debtor-in-possession credit agreement, and other related definitive documents (collectively, the "Loan Documents") to be based upon and substantially consistent with the terms set forth in this letter and the attached Term Sheet, and to the satisfaction of the conditions to be set forth in the Loan Documents, including without limitation those conditions set forth in the Term Sheet.

          The Borrowers hereby represent that (a) all information heretofore furnished in writing by any Vencor Company to any Agent or any Underwriting Lender for purposes of or in connection with this letter or any transaction contemplated hereby was, and all such information hereafter furnished in writing by the Vencor Companies to any Agent or Underwriting Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is or was stated or certified, and Vencor has disclosed to the

Underwriting Lenders in writing any and all facts which are known to it and which have had or could reasonably be expected to have a Material Adverse Effect, and (b) all financial projections (including without limitation the Cash Plan (as defined in the Existing DIP Credit Agreement) for July and August 2000) concerning the Vencor Companies that have been or are hereafter made available to the Underwriting Lenders by the Borrowers or any of their representatives in connection with the transactions contemplated hereby (the "Projections") have been (or will be, in the case of Projections made available after the date hereof) prepared in good faith based upon reasonable assumptions. The Borrowers agree to supplement such Information and the Projections from time to time until the Effective Date (as defined in the Term Sheet) so that the representation and warranty in the preceding sentence is correct on the Effective Date. In arranging and syndicating the DIP Facility, the Arranger and the Syndication Agent will be using and relying on the Information and the Projections without independent verification thereof. The representations and covenants contained in this paragraph shall remain effective until a definitive amended and restated debtor-in-possession credit agreement is executed and thereafter the disclosure representations contained herein shall be superseded by those contained in such definitive amended and restated debtor-in-possession credit agreement.

          The Borrowers hereby agree, jointly and severally, to pay (without duplication) the costs and expenses arising in connection with the preparation, execution and delivery of this letter and the Loan Documents and the syndication of the DIP Facility on the terms set forth in Section 11.03 of the Existing DIP Credit Agreement as if this letter, the Loan Documents, the DIP Lenders, the Agents, the loans and the commitments with respect to the DIP Facility were the Financing Documents, the Lenders, the Agents, the Loans and the Commitments referred to in such Section. The Borrowers further hereby agree, jointly and severally, to indemnify and hold harmless (without duplication) each of the DIP Lenders, the Agents and each director, officer, employee, agent and affiliate thereof (each an "indemnified person") on the terms set forth in Section 11.03 of the Existing DIP Credit Agreement as if the DIP Lenders, the Agents and such other indemnified persons were Indemnitees (as defined under the Existing DIP Facility) and as if this letter, the Loan Documents, the loans and the commitments under the DIP Facility were the Financing Documents, the Loans and the Commitments referred to in such Section. The obligations to indemnify each DIP Lender and such indemnified persons and to pay such expenses shall remain effective until the effectiveness of the definitive amended and restated debtor-in-possession credit agreement and thereafter the indemnification and expense reimbursement obligations contained herein shall be superseded by those contained in such definitive amended and restated debtor-in-possession credit agreement. No Underwriting Lender or other DIP Lender or Agent shall be responsible or liable to any other party or any other person for consequential damages which may be alleged as a result of this letter. The foregoing provisions of this paragraph shall be in addition to any rights that any Underwriting Lender or DIP Lender or any indemnified person may have at common law or otherwise.

          In connection with the services to be provided hereunder by the Underwriting Lenders and the Agents, each Underwriting Lender and Agent may employ the services of its respective affiliates. Each Underwriting Lender and Agent may share with such affiliates, and such affiliates may share with such Underwriting Lender or Agent, any information concerning the Borrowers; provided
                                                                        --------
that each Underwriting Lender and Agent agrees, and will cause such respective affiliates to agree, to hold any non-public information confidential in accordance with their respective customary policies relating to non-public information and in accordance with

Section 11.11 of the Existing DIP Credit Agreement. Any such affiliate so employed (and its directors, officers, employees, agents, attorneys and affiliates) shall be entitled to all of the benefits afforded to the relevant Underwriting Lender or Agent hereunder.

          This letter is confidential and shall not be disclosed by you to any person other than the Court and other parties in interest in the Chapter 11 cases of the Vencor Companies as may be required by law, and your accountants, attorneys, financial advisors and, to the extent approved by the Underwriting Lenders, other advisors, and then only on a confidential basis and in connection with the transactions contemplated herein. Additionally, you may make disclosures of this letter as are required by law or judicial process or as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; provided that you will use your best efforts to
                                --------
notify us of any such disclosure prior to making such disclosure.

          Our offer will terminate on June 15, 2000 unless on or before that date you sign and return an enclosed counterpart of this letter; provided, however, that the commitments herein shall terminate on August 31, 2000 unless on or before such date the Borrowers (i) shall have obtained from the Court authorization to execute and deliver this letter agreement (and the Term Sheet) and to pay the fees described in the Term Sheet and (ii) shall have paid to the Administrative Agent, for distribution to the Arranger, the Underwriting Lenders and such other Persons as may be entitled thereto, as the case may be, the arranging fees and the financing fees described in the Term Sheet which are due and payable upon Court approval of this letter agreement. The DIP Facility referred to herein shall in no event be available unless the Effective Date shall have occurred on or prior to September 30, 2000.

          This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


                 [Remainder of page intentionally left blank]

                                   Very truly yours,


                                   ABLECO FINANCE LLC


                                   By: _____________________________________
                                       Name:
                                       Title:



                                   APPALOOSA INVESTMENT LIMITED PARTNERSHIP I


                                   By: _____________________________________
                                       Name:
                                       Title:


                                   FRANKLIN MUTUAL ADVISERS LLC


                                   By: _____________________________________
                                       Name:
                                       Title:

                                   VAN KAMPEN PRIME RATE INCOME TRUST

                                   By:  VAN KAMPEN INVESTMENT ADVISORY CORP.


                                        By: ___________________________________
                                            Name:
                                            Title:


                                   VAN KAMPEN SENIOR FLOATING RATE FUND

                                   By:  VAN KAMPEN INVESTMENT ADVISORY CORP.


                                        By: ___________________________________
                                            Name:
                                            Title:


                                   VAN KAMPEN SENIOR INCOME TRUST

                                   By:  VAN KAMPEN INVESTMENT ADVISORY CORP.


                                        By: ___________________________________
                                            Name:
                                            Title:

                       AGREED AND ACCEPTED
                       this 12th day of June, 2000


                       Advanced Infusion Systems, Inc.
                       American X-Rays, Inc.
                       C.P.C. of Louisiana, Inc.
                       Community Behavioral Health SYSTEM, Inc.
                       Community Psychiatric Centers of Arkansas, Inc. Community Psychiatric Centers of California
                       Community Psychiatric Centers of Florida, Inc. Community Psychiatric Centers of Idaho, Inc.
                       Community Psychiatric Centers of Indiana, Inc. Community Psychiatric Centers of Kansas, Inc.
                       Community Psychiatric Centers of Mississippi, Inc. Community Psychiatric Centers of Missouri, Inc. Community Psychiatric Centers of North Carolina, Inc. Community Psychiatric Centers of Oklahoma, Inc. Community Psychiatric Centers of Utah, Inc.
                       Community Psychiatric Centers Properties Incorporated Community Psychiatric Centers Properties of OKlahoma,
                         Inc.
                       Community Psychiatric Centers Properties of Texas, Inc. Community Psychiatric Centers Properties of Utah, Inc. Courtland Gardens Health Center, Inc.
                       CPC Investment Corp.
                       CPC Managed Care Health Services, Inc.
                       CPC of Georgia, Inc.
                       CPC Properties of Arkansas, Inc.
                       CPC Properties of Illinois, Inc.
                       CPC Properties of Indiana, Inc.
                       CPC Properties of Kansas, Inc.
                       CPC Properties of Louisiana, Inc.
                       CPC Properties of Mississippi, Inc.
                       CPC Properties of Missouri, Inc.
                       CPC Properties of North Carolina, Inc.
                       First Rehab, Inc.
                       Florida Hospital Properties, Inc.
                       Health Care Holdings, Inc.
                       Health Care Technology, Inc.
                       Helian ASC of Northridge, Inc.
                       Helian Health Group, Inc.
                       Helian Recovery Corporation

                       Homestead Health Center, Inc.
                       Horizon Healthcare Services, Inc.
                       Interamericana Health Care Group
                       J.B. Thomas Hospital, Inc.
                       Lafayette Health Care Center, Inc.
                       MedEquities, Inc.
                       Medisave of Tennessee, Inc.
                       Medisave Pharmacies, Inc.
                       Old Orchard Hospital, Inc.
                       Palo Alto Surgecenter Corporation
                       Peachtree-Parkwood Hospital, Inc.
                       PersonaCare, Inc.
                       PersonaCare Living Center of Clearwater, Inc. PersonaCare of Bradenton, Inc.
                       PersonaCare of Clearwater, Inc.
                       PersonaCare of Connecticut, Inc.
                       PersonaCare of Georgia, Inc.
                       PersonaCare of Huntsville, Inc.
                       PersonaCare of Little Rock, Inc.
                       PersonaCare of Ohio, Inc.
                       PersonaCare of Owensboro, Inc.
                       PersonaCare of Pennsylvania, Inc.
                       PersonaCare of Pompano East, Inc.
                       PersonaCare of Pompano West, Inc.
                       PersonaCare of Reading, Inc.
                       PersonaCare of San Antonio, Inc.
                       PersonaCare of San Pedro, Inc.
                       PersonaCare of Shreveport, Inc.
                       PersonaCare of St. Petersburg, Inc.
                       PersonaCare of Warner Robbins, Inc.
                       PersonaCare of Wisconsin, Inc.
                       PersonaCare Properties, Inc.
                       Prodata Systems, Inc.
                       Recovery Inns of America, Inc.
                       Respiratory Care Services, Inc.
                       Stamford Health Facilities, Inc.
                       THC-Chicago, Inc.
                       THC-Hollywood, Inc.
                       THC-Houston, Inc.
                       THC-Minneapolis, Inc.
                       THC-North Shore, Inc.
                       THC-Orange County, Inc.
                       THC-San Diego, Inc.
                       THC-Seattle, Inc.
                       TheraTx Healthcare Management, Inc.
                       TheraTx Health Services, Inc.

                       TheraTx Management Services, Inc.
                       TheraTx Medical Supplies, Inc.
                       TheraTx Rehabilitation Services, Inc.
                       TheraTx Staffing, Inc.
                       Transitional Hospitals Corporation, a Delaware
                         Corporation
                       Transitional Hospitals Corporation, a Nevada Corporation Transitional Hospitals Corporation of Indiana, Inc. Transitional Hospitals Corporation of Louisiana, Inc. Transitional Hospitals Corporation of Michigan, Inc. Transitional Hospitals Corporation of Nevada, Inc. Transitional Hospitals Corporation of New Mexico, Inc. Transitional Hospitals Corporation of Tampa, Inc. Transitional Hospitals Corporation of Texas, Inc. Transitional Hospitals Corporation of Wisconsin, Inc. Tucker Nursing Center, Inc.
                       Tunstall Enterprises, Inc.
                       VC-OIA, Inc.
                       VC-TOHC, Inc.
                       VC-WM, Inc.
                       Vencare, Inc.
                       Vencare Rehab Services, Inc.
                       Vencor Facility Services, Inc.
                       Vencor Holdings, L.L.C.
                       Vencor Home Care Services, Inc.
                       Vencor Hospice, Inc.
                       Vencor Hospitals East, L.L.C.
                       Vencor Hospitals West, L.L.C.
                       Vencor, Inc.
                       Vencor Insurance Holdings, Inc.
                       Vencor Investment Company
                       Vencor Nevada, L.L.C.
                       Vencor Nursing Centers East, L.L.C.
                       Vencor Nursing Centers Central L.L.C.
                       Vencor Nursing Centers North, L.L.C.
                       Vencor Nursing Centers South, L.L.C.
                       Vencor Nursing Centers West, L.L.C.
                       Vencor Operating, Inc.
                       Vencor Pediatric Care, Inc.
                       Vencor Provider Network, Inc.
                       Ventech Systems, Inc.

                       BY: Vencor Operating, Inc., as agent and attorney-in-fact for each of the foregoing entities

                            By: ______________________________________
                            Name:
                            Title:


                       Stamford Health Associates, L.P.

                       BY:  Stamford Health Facilities, Inc., Its General
                             Partner


                            By: ______________________________________
                            Name:
                            Title:

                       Vencor Home Care and Hospice Indiana Partnership

                       BY:  Vencor Home Care Services, Inc., Its General Partner

                            By: ______________________________________
                            Name:
                            Title:

                       BY:  Vencor Hospice, Inc., Its General Partner


                            By: ______________________________________
                            Name:
                            Title:

                       Vencor Hospitals Limited Partnership

                       BY:  Vencor Operating, Inc., Its General Partner


                            By: ______________________________________
                            Name:
                            Title:


                       BY:  Vencor Nursing Centers Limited Partnership, Its
                             General Partner


                            BY:  Vencor Operating, Inc., Its General
                                   Partner


                             By: ______________________________________
                             Name:
                             Title:


                       Vencor Nursing Centers Central Limited Partnership


                       BY:  Vencor Operating, Inc., Its General Partner


                            By: ______________________________________
                            Name:
                            Title:


                       BY:  Vencor Nursing Centers Limited Partnership, Its
                             General Partner


                            BY:  Vencor Operating, Inc., Its General
                                   Partner


                              By: _____________________________________
                              Name:
                              Title:

                       Vencor Nursing Centers Limited Partnership

                       BY:    Vencor Operating, Inc., Its General Partner

                              By: _____________________________________
                              Name:
                              Title:

                       BY:    Vencor Hospitals Limited Partnership, Its General
                               Partner

                              BY:  Vencor Operating, Inc., Its General
                                   Partner

                                   By: _________________________________
                                   Name:
                                   Title:

                              ACKNOWLEDGED AND AGREED:

                              MORGAN GUARANTY TRUST COMPANY OF NEW
                              YORK, as Arranger, Collateral Agent
                              and Administrative Agent

                              By: _______________________________________
                                  Name:
                                  Title:

                                    ANNEX A
                                    -------

                              SUMMARY TERM SHEET

                     FOR AMENDED AND RESTATED DIP FACILITY


This Term Sheet summarizes the material terms of a proposed amendment and restatement of the existing debtor-in-possession financing for Vencor, Inc. ("Vencor") and its subsidiaries. This Term Sheet is intended merely as an outline of the material terms of such amended and restated credit facilities. It does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation relating to such amended and restated credit facilities and it is not intended to limit the scope of discussion and negotiation of any matters not inconsistent with the specific matters set forth herein. All terms defined in the commitment letter to which this Term Sheet is attached (the "Commitment Letter") and not otherwise defined herein shall have the same meanings when used herein.

Borrowers:                   Vencor and each of its subsidiaries which is a
---------
                             borrower under the existing Debtor-In-Possession
                             Credit Agreement dated as of September 13, 1999
                             (the "Existing DIP Facility"), as debtors and debtors-in-possession in the Chapter 11 cases (the
                             "Cases") of such entities commenced with the United
                             States Bankruptcy Court for the District of
                             Delaware (the "Court"), will be joint and several borrowers (collectively, the "Borrowers").

Guarantors:                  The obligations of the Borrowers will be guaranteed
----------
                             by each subsidiary of Vencor which is a guarantor under the documentation relating to the Existing
                             DIP Facility.

Administrative               Morgan Guaranty Trust Company of New York (in such
--------------
Agent and                    capacity, and "Administrative Agent").
---------
Collateral Agent:            The Administrative Agent shall have the absolute
----------------
                             right to resign in such capacity upon notice to the Borrowers consistent with the notice provisions of the Existing DIP Facility.

Arranger:                    Morgan Guaranty Trust Company of New York (in such
--------                     capacity, the "Arranger").

Syndication Agent:           Morgan Guaranty Trust Company of New York (in such
-----------------            capacity, the "Syndication Agent").

Other Agents:                Each of the Underwriting Lenders shall be a Co-
------------
                             Agent. Except for the fees described herein, no fees shall be payable to the Agents in connection with the DIP Facility.

DIP Lenders:                 Appaloosa, Ableco, Franklin Mutual and Van Kampen
-----------                  shall underwrite the DIP Facility, and each shall
                             be entitled to arrange
                             for other banks and financial institutions which are holders of pre-petition debt as of the Effective Date to provide a portion of the DIP
                             Facility (Appaloosa, Ableco, Franklin Mutual, Van
                             Kampen and such other banks and financial institutions being, collectively, the "DIP
                             Lenders"). On the Effective Date, all commitments and loans outstanding under the Existing DIP
                             Facility will be converted to commitments and loans under the DIP Facility (as defined below) and will be transferred to and reallocated amongst the DIP
                             Lenders.

Amount of DIP Facility:      The amended and restated debtor-in-possession
----------------------
                             credit facility (the "DIP Facility") will consist of a revolving credit line of up to $90 million, consisting of a $60,000,000 revolving credit facility (the "Tranche A Facility") and a
                             $30,000,000 revolving credit facility (the "Tranche
                             B Facility"). Aggregate borrowings under the Tranche A Facility and the Tranche B Facility shall be subject to the limitations described below.

Effective Date:              The date (which shall be no earlier than the date
--------------
                             of Court approval of the DIP Facility and no later than September 30, 2000) on which the conditions described under the heading "Conditions Precedent" below have been satisfied or waived (the "Effective
                             Date").

Availability:                Amounts available for borrowing under the Tranche A
------------
                             Facility shall be limited each month to a "Borrowing Base" to be calculated in the same manner as provided in the Existing DIP Facility.
                             Amounts under the Tranche B Facility will be available only upon the consent of Required DIP
                             Lenders, in their sole discretion. At the time such consent is given, Required DIP Lenders may, in their sole discretion, prescribe additional limitations on the aggregate amount which may be borrowed under the Tranche B Facility, the times such borrowings may be made and the other terms and conditions relating to the availability of the Tranche B Facility.

Purpose/Use of Proceeds:     To finance the Borrowers' litigation expenses,
-----------------------
                             working capital needs and other general corporate purposes more specifically identified in the cash plan delivered by the Borrowers on or prior to the Effective Date and updated periodically by the Borrowers (as so updated, the "Cash Plan"), which updates shall be satisfactory in form and substance to Required DIP Lenders. Other than as described in the preceding sentence, proceeds shall not be used for any purposes for which the proceeds of loans under the Existing DIP Facility could not have been used.

Stated Maturity Date:        1 year from the Effective Date; provided that,
--------------------
                             subject to the remainder of this paragraph, the Stated Maturity Date with respect to each DIP Lender's loans and commitments shall be extended to the date which is one year from the original Stated Maturity Date unless DIP
                             Lenders holding 25% or more of the total credit exposure under the DIP Facility notify the Administrative Agent and the Borrowers at least 45 days prior to the first such Stated Maturity Date that such DIP Lenders elect not to extend their loans and commitments. In any event, if one or more
                             DIP Lenders elects not to extend its loans and commitments beyond the original Stated Maturity
                             Date, the Administrative Agent shall notify each DIP Lender promptly of such election, and each DIP
                             Lender which has not theretofore made such election shall be entitled to make such election by notifying the Administrative Agent and the Borrowers at least 30 days prior to the first such Stated Maturity Date. Any DIP Lender that has so notified the Administrative Agent and the Borrowers of its election not to extend shall not be required to extend its loans and commitments. In the event fewer than 25% of the DIP Lenders elect not to extend their loans and commitments on or prior to the date which is 30 days prior to the first Stated
                             Maturity Date, the commitments and loans of any DIP
                             Lender not giving such notice of such election shall be automatically extended to the later Stated
                             Maturity Date. Any loans of any DIP Lender not giving such notice of such election shall be automatically extended to the later Stated Maturity
                             Date.


Letters of Credit:           Up to $15 million of the DIP Facility will be made
-----------------
                             available for the issuance of letters of credit
                             ("Letters of Credit"), subject to the limitations on availability set forth above.

Interest Rate:               All loans outstanding under the Tranche A Facility
-------------
                             shall bear interest at the Prime Rate (as defined in the DIP Credit Agreement) plus 2.50% per annum until paid in full. All loans outstanding under the Tranche B Facility shall bear interest at the Prime
                             Rate plus 4.50% per annum until paid in full.

Default Rate:                Upon the occurrence and during the continuation of
------------
                             an Event of Default (as defined below), (a) loans outstanding under the Tranche A Facility shall bear interest at the Prime Rate plus 4.50% per annum and
                             (b) loans outstanding under the Tranche B Facility shall bear interest at the Prime Rate plus 6.50% per annum.

Interest Payments:           Monthly and upon any prepayment, in each case
-----------------
                             payable in arrears and computed on the basis of a 360-day year and the actual number of days elapsed.

Financing Fees, Commitment   The Borrowers shall pay to the Administrative
--------------------------
Fees and Other Fees:         Agent non-refundable financing fees equal to (i)
-------------------
                             2% of the entire amount of the commitments under the commitments Letter, payable on the date immediately following the date of authorization by the Court of both the execution and delivery of the Commitment

                             Letter and the payment of fees described herein (such authorization being the "Court Approval") to the DIP Lenders party to the Commitment Letter (including those DIP Lenders that execute and return to the administrative agent under the Existing DIP Facility a counterpart to the Commitment Letter attached hereto as Annex B prior
                                                                  -------
                             to 11:00 a.m. (New York time) on June 15, 2000) ratably in accordance with their relative commitments to the DIP Facility, and (ii) 3% of the entire amount of the commitments under the DIP Facility, payable on the Effective Date ratably to all DIP Lenders. The Borrowers shall also pay to the Arranger for its own account, on the date immediately following the date of Court Approval, a non-refundable arranging fee equal to $100,000, and to the Syndication Agent for its own account, on the date immediately following the date of Court Approval, a non-refundable syndication fee of $150,000.

                             After the Effective Date, the Borrowers shall pay to the Administrative Agent, for ratable distribution to the DIP Lenders, unused commitment fees equal to (i) 1.00% per annum of the daily average unused amount of the Tranche A Facility and
                             (ii) 0.25% (increasing to 1.00% upon and after the Tranche B Facility becomes available for borrowing) of the daily average unused amount of the Tranche B Facility, which fees shall commence accruing on the Effective Date and be payable monthly in arrears and shall be computed on the basis of a 360-day year and the actual number of days elapsed.

                             If the Tranche B Facility becomes available for borrowing, on the date of termination of all commitments of the DIP Lenders the Borrowers shall pay to the Administrative Agent, for ratable distribution to the DIP Lenders, a fee equal to 0.50% of the entire amount of the commitments under the DIP Facility (determined as of the date the Tranche B Facility becomes available for borrowing).

                             The Borrowers shall also pay to the Administrative Agent for its own account a non-refundable monthly administrative agent's fee of $25,000 payable in advance each month.

Letter of Credit Fees:       A letter of credit fee shall be payable monthly in
---------------------
                             arrears to the Administrative Agent for ratable distribution to the DIP Lenders on the aggregate amount available to be drawn under outstanding
                             Letters of Credit (regardless of whether the conditions to drawing have been satisfied) equal to 4.50% per annum (or 6.50% per annum upon the occurrence and during the continuation of an Event of Default), calculated on the basis of a 360-day year and the actual number of days elapsed.
                             Additional
                             customary fees and expenses shall be payable as agreed between the Borrowers and the DIP Lenders issuing the letters of credit.

Collateral:                  All obligations of the Borrowers in respect of the
----------
                             DIP Facility shall be secured by first priority priming security interests and liens in favor of the Collateral Agent on behalf of the DIP Lenders in all existing and future personal, mixed and real property of the Borrowers and the Guarantors which serves as Collateral for the Existing DIP Facility
                             (collectively, the "Collateral"), subject and subordinate only to liens that are senior to the Existing DIP Facility under the final order of the Court approving the same.

Priority:                    In addition to the collateral security arrangements
--------
                             described above, all obligations of the Borrowers in respect of the DIP Facility shall constitute allowed, administrative expense claims with priority under Section 364(c)(1) of the Bankruptcy
                             Code over all other administrative expense claims in the Cases subject to the exceptions set forth in the Existing DIP Facility.

Mandatory Prepayments:       The net proceeds of any casualty insurance and the
---------------------
                             net proceeds of any income tax refunds (exclusive of amounts applied to PIP payments), debt and equity issuances and asset sales, subject to certain limited exceptions substantially the same as those contained in the Existing DIP Facility, shall be applied to repay outstanding amounts and reduce commitments under the DIP Facility.

Representations and          Substantially the same as those set forth in the
-------------------
Warranties:                  Existing DIP Facility.
----------

Covenants:                   As set forth in the Existing DIP Facility, except
---------
                             that (i) financial covenant levels and periods for reporting shall be revised in accordance with the memorandum from counsel to the Borrowers dated May
                             19, 2000 to the lenders under the Existing DIP
                             Facility, (ii) the maximum amount of Permitted
                             Encumbrances described in subparagraph (d) of the definition of such term shall be increased to $15 million, and (iii) Section 7.04(d) of the Existing
                             DIP Facility will be revised to permit an additional $1 million of capital contributions to Cornerstone. In addition, the Borrowers shall covenant to file a plan of reorganization acceptable to Required DIP Lenders by July 18,
                             2000.

Events of Default:           As set forth in the Existing DIP Facility,
-----------------
                             including without limitation an Event of Default if the Borrowers are required to pay base rent (or escrow rent) to the Ventas Companies in an amount greater than $15.15 million per month, except that
                             (i) the Event of Default in Section 8.01(p) of the Existing DIP Facility shall be deleted, (ii) the Event of Default in Section 8.01(q) of the Existing
                             DIP Facility shall be deleted, (iii) the Event of Default under Section 8.01(f) of the Existing DIP Facility occurring upon the occurrence of an event of default under any Master
                             Lease Agreement shall be deleted, and (iv) an Event of Default shall be deemed to occur if the Borrowers enter into a settlement agreement with Ventas or the United States without prior approval of Required DIP Lenders.

                             Notwithstanding anything to the contrary contained in the covenants or events of default under the Existing DIP Facility, the commencement of any action or proceeding, and/or the filing of a complaint, in the Cases by one or more Vencor Companies (as defined in the Existing DIP Facility) against one or more Ventas Companies (as defined in the Existing DIP Facility), and/or the response by one or more Vencor Companies to the commencement of any action or proceeding, and/or the filing of a complaint, in the Cases by one or more of the Ventas Companies against one or more Vencor Companies, with respect to the Master Leases or the spin-off of the Vencor Companies from the Ventas Companies (such commencement being a "Litigation Event") shall not constitute an Event of Default under the DIP Facility.

Remedies:                    As set forth in the Existing DIP Facility.
--------
Conditions Precedent:        Customary and appropriate for amended and restated
--------------------
                             financings of this type, including without limitation (i) execution and delivery of an amendment providing for the DIP Facility, in accordance with the terms set forth herein and otherwise in form and substance reasonably satisfactory to the DIP Lenders, (ii) absence of any Event of Default or Default under (and as defined in) the Existing DIP Facility (other than an Event of Default resulting from the occurrence of a Litigation Event), (iii) receipt of all required approvals with respect to the amendments to the Existing DIP Facility being effected pursuant to the DIP Facility, including entry of a final order satisfactory to the Agents approving the material modification of the Existing DIP
                             Facility pursuant to the DIP Facility and confirming its superpriority administrative expense claim status and all first priority liens securing the DIP Facility, and (iv) delivery of the Cash
                             Plan for the two months immediately following the Effective Date in form and substance satisfactory to the DIP Lenders. The effectiveness of the DIP
                             Facility shall also be conditioned upon the occurrence of a Litigation Event.

Conditions to all            As set forth in the Existing DIP Facility.
-----------------
Borrowings:
----------

Indemnity and                As set forth in the Existing DIP Facility.
-------------

Expenses:
--------

Taxes, Reserve               As set forth in the Existing DIP Facility.
--------------
Requirements &
--------------
Indemnities:
-----------

Governing Law and            The Borrowers and each guarantor of the DIP
-----------------
Jurisdiction:                Facility will submit to the non-exclusive
------------
                             jurisdiction and venue of the federal and state courts of the State of New York and shall waive any right to trial by jury. New York law shall govern the definitive documentation under the DIP
                             Facility.

Required DIP Lenders:        DIP Lenders holding 75% of the aggregate exposure
--------------------
                             (including loans and commitments) under the DIP
                             Facility.

Assignments:                 Institutions which are DIP Lenders as of the
-----------
                             Effective Date shall have a right of first refusal with respect to any proposed assignment by a DIP
                             Lender to any entity other than an institution which is a DIP Lender at the time of such proposed assignment.

Counsel to the Arranger:     O'Melveny & Myers LLP.
-----------------------

                                    ANNEX B
                                    -------
                       COUNTERPART TO COMMITMENT LETTER


Subject to satisfactory documentation and the other conditions set forth in the Commitment Letter to which this Counterpart is attached, the undersigned is pleased to commit up to $__________ (the "Committed Amount") in the aggregate to the DIP Facility. We understand that our allocated commitment will not exceed $24,000,000 and not be less than $5,000,000; provided that if that portion of the DIP Facility which represents our ratable portion thereof, determined on the basis of our and our affiliates' pre-petition debt exposure (to Vencor Companies) relative to the pre-petition debt exposure (to Vencor Companies) of all committing Lenders, is less than $5,000,000, whether we are allocated a commitment and the amount thereof shall be determined in the discretion of the Co-Agents. We further understand that except as set forth in the preceding sentence, the amount of our allocation shall not exceed the Committed Amount and shall be determined in the discretion of the Co-Agents. We further understand that this Counterpart shall not be effective unless completed, executed and delivered to O'Melveny & Myers LLP prior to 11:00 a.m. (New York time) on June 15, 2000.

                                            ____________________________________
                                            [Name of DIP Lender]



                                            By: ________________________________
                                                Name:
                                                Title:

                                            Notice Address:

                                            _________________

                                            _________________

                                            _________________
                                            Tel:
                                            Fax:

                                      B-1